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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                                  36-3800435
(State of incorporation                                   (I.R.S. employer
if not a U.S. national bank)                              identification no.)
2 N. LaSalle Street
Suite 1020
Chicago, Illinois                                         60602
(Address of principal executive offices)                  (Zip code)
                           ---------------------------

                               EXELON CORPORATION
               (Exact name of obligor as specified in its charter)
Pennsylvania                                               23-2990190
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification no.)

10 South Dearborn Street
37th Floor
Post Office Box 805379
Chicago, Illinois                                          60680-5379
(Address of principal executive offices)                   (Zip code)
                           ---------------------------

                                 Debt Securities
                       (Title of the indenture securities)
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1. General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
                Name                                    Address
--------------------------------------------------------------------------------

 Office of Banks & Trust Companies of        500 E. Monroe Street
 the State of Illinois                       Springfield, Illinois 62701-1532
 Federal Reserve Bank of Chicago             230 S. LaSalle Street
                                             Chicago, Illinois 60603

     (b)  Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16. List of Exhibits.

     1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

     2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 23rd day of March, 2001.


                                          BNY Midwest Trust Company


                                          By: /S/   MEGAN CARMODY
                                            ------------------------------------
                                            Name:  MEGAN CARMODY
                                            Title:    ASSISTANT VICE PRESIDENT

                                    OFFICE OF BANKS AND REAL ESTATE
                                  Bureau of Banks and Trust Companies

                                   CONSOLIDATED REPORT OF CONDITION
                                                  OF

                                       BNY Midwest Trust Company
                                      208 West Jackson Boulevard
                                               Suite 700
                                        Chicago, Illinois 60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on September 30, 2000, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                 ASSETS                                          Thousands of Dollars
1   Cash and Due from Depository Institutions......................                  23,538
2   U.S. Treasury Securities.......................................                   - 0 -
3   Obligations of States and Political Subdivisions...............                   - 0 -
4   Other Bonds, Notes and Debentures..............................                   - 0 -
5   Corporate Stock................................................                   - 0 -
6   Trust Company  Premises,  Furniture,  Fixtures and Other
    Assets Representing Trust Company Premises..............                            234
7   Leases and Lease Financing Receivables..................                          - 0 -
8   Accounts Receivable.....................................                          3,706
9   Other Assets............................................
    (Itemize amounts greater than 15% of Line 9)

            Goodwill and Intangibles..................49,497

                                                                                     49,681
10     TOTAL ASSETS............................................                      77,159









                                                                          Page 1



                                    OFFICE OF BANKS AND REAL ESTATE
                                  Bureau of Banks and Trust Companies

                                   CONSOLIDATED REPORT OF CONDITION
                                                  OF

                                       BNY Midwest Trust Company
                                      208 West Jackson Boulevard
                                               Suite 700
                                        Chicago, Illinois 60606

                                  LIABILITIES                                    Thousands of Dollars
11     Accounts Payable...............................................                 - 0 -
12     Taxes Payable..................................................                 - 0 -
13     Other Liabilities for Borrowed Money...........................                 7,000
14     Other Liabilities..............................................
       (Itemize amounts greater than 15% of Line 14)

               Reserve for Taxes..........................2,853

                                                                                       3,289
15     TOTAL LIABILITIES                                                              10,289
                                EQUITY CAPITAL
16     Preferred Stock................................................                 - 0 -
17     Common Stock...................................................                 2,000
18     Surplus........................................................                62,130
19     Reserve for Operating Expenses.................................                 - 0 -
20     Retained Earnings (Loss).......................................                 2,740
21     TOTAL EQUITY CAPITAL...........................................                66,870
22     TOTAL LIABILITIES AND EQUITY CAPITAL...........................                77,159


I,      Robert L. De Paola, Vice President
----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report) of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                Robert L. DePaola
                ------------------------------------------------
                (Signature of Officer Authorized to Sign Report)
Sworn to and subscribed before me is 26th day of     October,   2000
                                     ----        -------------------
My Commission expires December 31, 2001.
                      -----------------
                                              Carmelo C. Casella, Notary Public
                                              ------------------

(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.

                  Jennifer Barbieri                      (212) 437-5520
--------------------------------------------------------------------------------
                         Name                      Telephone Number (Extension)




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